UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2017

PC MOBILE MEDIA CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-37834	47-4933278
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

Room 1107, 11/F, Lippo Sun Plaza, 28 Canton Road,

Tsim Sha Tsui, Kowloon, Hong Kong

(Address of principal executive offices) (Zip Code)

+852 23519122

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 2479.374a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 2479.374d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 2479.373e-4c))

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

On June 28, 2017 (“Closing Date”), Mr. Paul Conforte, the holder of an aggregate of 8,000,000 shares of Common Stock (“Shares”) of PC Mobile Media Corp (the “Company”), representing approximately 66.67% of the issued and outstanding Shares of the Company as of the Closing Date, sold all 8,000,000 Shares to twelve (12) purchasers shown in the table below, for a total price of $275,000 or $.034 per Share. As a result, on the Closing Date, a change of control occurred which resulted in the Purchasers owning, in the aggregate, Common Stock representing approximately 66.67% of the issued and outstanding Shares of the Company (based on a total of 12,000,000 issued and outstanding Shares.

Purchaser	Shares Purchased	% of Issued and Outstanding Shares
Asia Advisory Limited*	6,398,000	53.32
Lee Hiu Lan	147,000	1.23
Fan Chi Wai	442,000	3.68
Lau Wai Lun	120,000	1.00
Cheng Siu Kuen Carol	52,000	0.43
Fan Chi Wing	52,000	0.43
Chung Sau Yung	52,000	0.43
Chow Chung Yan**	147,400	1.23
Wu Chun Yin Steven	147,400	1.23
Chow Kin Fan	147,400	1.23
Lau Wai Kwong	147,400	1.23
Chan Yee Nor Edith	147,400	1.23

*Asia Advisory Limited is a company, which is wholly owned by our CEO, Mr. Lam Chi Kwong Leo.

**Ms. Chow Chung Yan is the spouse of Mr. Lam Chi Kwong Leo.

There are no arrangements or understandings among members of the former and new control groups and their associates with respect to the election of directors or other matters.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On June 28, 2017, Mr. Conforte resigned all officer positions with the Company and resigned as Chairman of the Board (but remained a Board member).  Mr. Conforte also resigned as a director of the Company, provided that his resignation is subject to and not effective until the close of business on the 10th day after the Company distributes an information statement to its shareholders in accordance with SEC Rule 14f-1.  The Company did not have any committees, and therefore Mr. Conforte never served on any committees. Mr. Conforte did not resign as a result of any disagreement with the Company.

Mr. Lam Chi Kwong Leo was appointed Chairman of the Board, and the Board appointed the following officers and directors:

Name	Age	Position(s)
Lam Chi Kwong Leo	40	CEO, Director, President, Chairman
Lee Hiu Lan	28	CFO, Treasurer, Secretary
Chan Tung Ngai	29	Director
Hu Jiasheng	47	Director

Lam Chi Kwong Leo- CEO, Director, President, Chairman

Mr. Lam graduated in 2000 from the University of Ottawa, Canada, with a Bachelor of Science degree. Since 2013, Mr. Lam was the Chief Executive Officer and one of the founders of Red Stone Global Investment, which provides a comprehensive range of financial services in risk management, fund-trading, offshore account, trust, asset refinancing and management. He was responsible for establishing the company structure, compliance monitoring system, and administrative system of the company.  From 2014 to 2015, Mr. Lam served as the Head of Fund Distributor of Asia One Financial Group, which provides comprehensive financial planning services and portfolio management services to institutional and individual clients in Asia.  He was responsible for the marketing of the fund distribution in Asia and had raised more than 25 million USD within 1 year. In June 2017, Mr. Lam was appointed as the President, Chairman, Chief Executive Officer and Director of the Company.

Lee Hiu Lan- CFO, Treasurer, Secretary

Lee Hiu Lan graduated from Hong Kong University of Science and Technology with a Bachelor of Business Administration degree (Professional Accountancy) in 2011. Ms. Lee, after graduation, worked in Deloitte Touche Tohmatsu for 3 years and she obtained the Certified Public Accountant designation in late 2014. She led the teams for auditing financial statements and reviewing the interim financial report of some major listed companies in Hong Kong. She left Deloitte Touche Tohmatsu with an exceed expectation performance appraisal from the management. After that, in 2015, Ms. Lee served as the Regional Operation Director of Sun Sin Ye (Shenzhen) Limited, fully in charge of the development of the chained restaurants in the mainland China. Overseeing internal controls and reviewing operating procedures among China offices for consistency was one of the major tasks. She took an active role in analyzing the financial performances of the whole group. In June 2017, Ms. Lee was appointed as the Chief Financial Officer, Treasury and Secretary of the Company, managing the financial strategy and operations of the group. She is committed to maximizing long-term shareholder value, ensuring a balanced portfolio of stable growth investment, and maintaining the high level of integrity and transparency for the Company.

Chan Tung Ngai- Director

Chan Tung Ngai achieved a Bachelor of Business Administration degree in Finance and Information System in the Hong Kong University of Science and Technology in 2010. Mr. Chan joined AXA Hong Kong as a management trainee in 2010. AXA is one of the largest insurance companies in the world. From 2010 to 2016, he played a supporting role to various insurance sectors including life insurance, Mandatory Provident Fund, employee benefit, bancassurance, and insurance brokerage, and he has led the development of the first-in-the-market mobile platform for employee benefit. He co-founded Guangdong Sinno Holdings Group, whose subsidiaries provide asset management, financing, information technology and renewable resources services, and is the executive chairman of the Group. Since 2017, Mr. Chan has become the director of Hong Kong Wuyi Youth Association. The Association serves youngsters to fulfill their achievement by organizing various activities, such as startup funding. In June 2017, Mr. Chan was appointed as the Director of the Company.

Hu Jiasheng- Director

Mr. Hu holds a Bachelor of Administration Management degree from the Renmin University of China. Mr. Hu is the co-founder and the chairman of Guangdong Sinno Holdings Group, whose subsidiaries provide asset management, financing, information technology and renewable resources services. Mr. Hu founded Guangzhou Lirui Asset Management Company Limited in 2011 and has been focusing on trading of precious metals and wealth management. In June 2017, Mr. Hu was appointed as the Director of the Company.

There are no family relationships between any director, executive officer, or person chosen by the Company to become a director or executive officer.

Other than the purchase of Shares disclosed in Item 5.01, the appointed officers and directors have not entered any transactions with related persons, promoters and certain control persons.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PC MOBILE MEDIA CORP.

Date: July 3, 2017	/s/ Lam Chi Kwong Leo
	By:	Lam Chi Kwong Leo President, Chief Executive Officer, Director, Chairman

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